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EXHIBIT 10.23

INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of the 5th day of December, 2008, by and between Cimarex Energy Co., a Delaware corporation (the "Company"), and David A. Hentschel (the "Indemnitee").

RECITALS:

        A.    The Company desires the benefits of having Indemnitee serve as a director and/or officer secure in the knowledge that any expenses, liability and/or losses incurred by Indemnitee in Indemnitee's good faith service to the Company will be borne by the Company or its successors and assigns.

        B.    Indemnitee is willing to serve in Indemnitee's position with the Company only on the condition that Intemnitee be indemnified for such expenses, liability and losses.

        C.    The Company's Certificate of Incorporation and By-laws allow and require the Company to indemnify its directors, officers and agents to the maximum extent permitted under Delaware Law.

        D.    Indemnitee desires to have the benefits of an agreement with the Company covering Indemnitee's rights to indemnification in order to provide greater certainty as to the scope, permanency and enforceability of such rights, and the Company is willing to enter into such an agreement to enhance its ability to attract and retain directors and officers.

        NOW, THEREFORE, in consideration of Indemnitee's agreement to serve as a director and/or officer of the Company, the parties hereby agree as follows:

        1.    Definitions.    For purposes of this Agreement:

          1.1   "Agent" shall mean any person who is or was a director, officer, employee or agent of the Company or a subsidiary of the Company whether serving in such capacity or as a director, officer, employee, agent, fiduciary or other official of another Enterprise (whether for profit or not for profit) at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

          1.2   "Change of Control" shall have the same meaning as defined in the Cimarex 2002 Stock Incentive Plan, as it may be amended from time to time.

          1.3   "Delaware Law" means the Delaware General Corporation Law, as amended and in effect from time to time or any successor or other statutes of Delaware having similar import and effect.

          1.4   "Enterprise" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other entity that Indemnitee is or was serving at the request of, for the convenience of, or to represent the interests of the Company as a director, officer, employee, agent, fiduciary or other official.

          1.5   "Expenses" shall be broadly construed and shall include, without limitation, (a) all direct and indirect costs incurred, paid or accrued, (b) all attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses, (c) all other disbursements and out-of-pocket expenses, (d) amounts paid in settlement, to the extent not prohibited by Delaware Law, (e) reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Company or any third party, actually and reasonably incurred in connection with or arising out of a Proceeding, including a Proceeding by Indemnitee to establish or enforce a right to indemnification under this Agreement, applicable law or otherwise, and (f) any and all federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

          1.6   "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (a) the Company, an affiliate of the Company or Indemnitee in any matter material to either party or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

          1.7   "Independent Director" shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

          1.8   "Liabilities" shall mean liabilities of any type whatsoever, including, but not limited to, judgments or fines, ERISA or other excise taxes and penalties, and amounts paid in settlement (including all interest, assessments or other charges paid or payable in connection with any of the foregoing) actually and reasonably incurred by Indemnitee in connection with a Proceeding.

          1.9   "Proceeding" shall mean any pending, threatened or completed action, hearing, suit or any other proceeding, whether civil, criminal, arbitrative, administrative, investigative or any alternative dispute resolution mechanism, including without limitation any such Proceeding brought by or in the right of the Company.

        2.    Employment Rights and Duties.    Subject to any other obligations imposed on either of the parties by contract or by law, and with the understanding that this Agreement is not intended to confer employment rights on either party which they did not possess on the date of its execution, Indemnitee agrees to serve as a director or officer so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate of Incorporation and By-laws of the Company or any subsidiary of the Company and until such time as Indemnitee resigns or fails to stand for election or until Indemnitee's employment, if any, terminates. Indemnitee may from time to time also perform other services at the request, or for the convenience of, or otherwise benefiting the Company. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

        3.    Indemnification.

          3.1   The Company shall indemnify Indemnitee to the fullest extent authorized or permitted by Delaware Law, and as Delaware Law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights under Delaware Law), against any and all Liabilities and Expenses. The right to indemnification conferred in this Agreement shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Company as a director and/or officer and shall be enforceable as a contract right.

          3.2   In addition to, and without regard to any limitations on, the indemnification provided for in paragraph 3.1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against any and all Liabilities and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf if, in connection with Indemnitee's service as an Agent,

  Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding. The only limitations that shall exist upon the Company's obligations pursuant to this paragraph 3.2 shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 5 and 6 hereof) to be unlawful or not otherwise permitted pursuant to the terms of this Agreement.

        4.    Advancement of Expenses.

          4.1   All Expenses incurred by or on behalf of Indemnitee shall be advanced by the Company to Indemnitee within twenty days after the receipt by the Company of a written request for such advance which may be made from time to time, whether prior to or after final disposition of a Proceeding (unless there has been a final determination by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified for such Expenses). Indemnitee's entitlement to advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a determination, an adjudication or an award in arbitration pursuant to this Agreement. The requests shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith. Indemnitee hereby undertakes to repay the amounts advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement.

          4.2   Notwithstanding any other provision in this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

        5.    Procedure for Determination of Entitlement to Indemnification.

          5.1   Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification (the "Indemnification Request") to the Company to the attention of the President with a copy to the Secretary. This request shall include documentation or information which is necessary for the determination of entitlement to indemnification and which is reasonably available to Indemnitee. Determination of Indemnitee's entitlement to indemnification shall be made no later than forty-five days after receipt of the Indemnification Request. The President or the Secretary shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors of the Company (the "Board") in writing that Indemnitee has made such request for indemnification.

          5.2   Indemnitee shall set forth in the Indemnification Request one of the following methods to determine whether Indemnitee is entitled to indemnification:

            (a)   A majority vote of Independent Directors even though less than a quorum or a written opinion of an Independent Counsel (provided there are no such directors or if such directors so direct).

            (b)   In the event of a Change of Control, a written opinion of Independent Counsel.

            (c)   A decision by the court in which the Proceeding is or was pending upon application by Indemnitee.

            (d)   If the Board so agrees, by the stockholders of the Company in a vote that excludes the shares held by directors who are not Independent Directors.

          The Company agrees to bear any and all costs and expenses incurred by Indemnitee or the Company in connection with the determination of Indemnitee's entitlement to indemnification by any of the above forums.

        6.    Presumptions and Effect of Certain Proceedings.    It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under Delaware Law and public policy of the State of Delaware. Accordingly, the parties agree that the following presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

          6.1   In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion. Neither the failure of the Company (including by its Board or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its Board or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

          6.2   The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. It shall be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion.

          6.3   Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee's entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

          6.4   The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion.

          6.5   The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (a) adversely affect the rights of Indemnitee to indemnification except as indemnification may be expressly prohibited under this Agreement, (b) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or (c), with respect to any criminal Proceeding, create a presumption that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

        7.    Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses.

          7.1   In the event that (a) an initial determination is made that Indemnitee is not entitled to indemnification, (b) advances for Expenses are not made when and as required by this Agreement, (c) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement or (d) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware of Indemnitee's entitlement to such indemnification or advance. Alternatively, Indemnitee at Indemnitee's option may seek an award in arbitration. If the parties are unable to agree on an arbitrator, the parties shall provide the American Arbitration Association ("AAA") with a statement of the nature of the dispute and the desired qualifications of the arbitrator. AAA shall then provide a list of three available arbitrators. Each party may strike one of the names on the list, and the remaining person shall serve as the arbitrator. If both parties strike the same person, AAA shall select the arbitrator from the other two names. The arbitration award shall be made within ninety days following the demand for arbitration. The arbitration shall take place in Denver, Colorado, and the provisions of Delaware law shall apply to any such arbitration. The Company shall not oppose Indemnitee's right to seek any such adjudication or arbitration award. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption and the burden of persuasion.

          7.2   An initial determination, in whole or in part, that Indemnitee is not entitled to indemnification shall create no presumption in any judicial proceeding or arbitration that Indemnitee has not met the applicable standard of conduct for, or is otherwise not entitled to, indemnification.

          7.3   If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in the absence of (a) a misrepresentation of a material fact by Indemnitee in the request for indemnification or (b) a specific finding (which has become final) by a court of competent jurisdiction that all or any part of such indemnification is expressly prohibited by law.

          7.4   The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult of proof, and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, the Company and Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Company and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by the Company, and the Company acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

          7.5   The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. Expenses incurred by Indemnitee in connection with Indemnitee's request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be borne and advanced by the Company.

        8.    Non-Exclusivity; Insurance; and Subrogation.

          8.1   The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or By-laws of the Company, any agreement, a vote of stockholders, a resolution of the Board or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

          8.2   To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other Enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for persons serving in a similar capacity as Indemnitee (e.g., as a director and/or officer) under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          8.3   In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

        9.    Limitations on Indemnification.    No indemnification pursuant to Section 3 of this Agreement shall be paid by the Company nor shall Expenses be advanced by the Company pursuant to Section 4 of this Agreement if any of the following circumstances exist:

          9.1   To the extent that Indemnitee is reimbursed pursuant to such insurance as may exist for Indemnitee's benefit. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Indemnitee is paid by the Company. Indemnitee shall reimburse the Company for any sums Indemnitee receives as indemnification from other sources to the extent of any amount paid to Indemnitee for that purpose by the Company;

          9.2   On account and to the extent of any wholly or partially successful claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, and amendments thereto or similar provisions of any federal, state or local statutory law;

          9.3   In connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable for gross negligence or intentional misconduct in the performance of Indemnitee's duty to the Company unless, and only to the extent that, any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper;

          9.4   If it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to Indemnitee's having gained any personal profit or advantage to which Indemnitee was not legally entitled;

          9.5   Except as otherwise provided in this Agreement (including paragraph 4.1), in connection with all or any part of a Proceeding which is initiated or maintained by or on behalf of Indemnitee, or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (a) such indemnification is expressly required to be made by Delaware Law, (b) the Proceeding was authorized by a majority of the Independent Directors (c) there has been a Change of Control, or (d) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Delaware Law; or

          9.6   Any judgment, fine or penalty that the Company is prohibited by applicable law from paying as indemnity.

        10.    Duration and Scope of Agreement; Binding Effect.    All agreements and obligations of the Company contained herein shall continue so long as Indemnitee shall be subject to any possible Proceeding subject to indemnification by reason of the fact that Indemnitee is or was an Agent and shall be applicable to Proceedings commenced or continued after execution of this Agreement, whether arising from acts or omissions occurring before or after such execution. This Agreement shall be binding upon the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

        11.    Notice by Indemnitee, Defense of Claims and Contribution.

          11.1 Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, arbitrative, administrative or investigative; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee if such omission does not actually materially prejudice the Company's rights and, if such omission does materially prejudice the Company's rights, it will relieve the Company from liability only to the extent of such prejudice; nor will such omission relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding:

            (a)   The Company shall be entitled to participate therein at its own expense;

            (b)   Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof and the assumption of such defense, the Company shall not be liable to Indemnitee under this Agreement for any attorney fees or costs subsequently incurred by Indemnitee in connection with Indemnitee's defense except as otherwise provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof and the assumption of such defense shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or that the Company's counsel may not be adequately representing Indemnitee or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company; and

            (c)   The Company will not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its prior written consent. The Company shall not settle any action or claim which would impose any Expense,

    Liability, limitation, obligation or penalty on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold its or Indemnitee's respective consent to any proposed settlement.

          11.2    Contribution.    To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) Indemnitee's status as an Agent of the Company, the Company, in lieu of indemnifying Indemnitee, and in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Indemnitee, shall contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of such Proceeding and any and all amounts paid in settlement of that Proceeding (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) for which such indemnification is not permitted ("Contribution Amounts"), in such proportion as is appropriate to reflect the relative fault with respect to the subject matter of the Proceeding giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault with respect to such matter (collectively, including the Company, the "Third Parties") on the other hand. The relative fault of the Third Parties and Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Independent Counsel (or such other party which makes a determination under Section 5) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the subject matter of the Proceedings and other relevant equitable considerations of each party. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this paragraph 11.2 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this paragraph 11.2.

        12.    Miscellaneous Provisions.

          12.1    Severability; Partial Indemnity.    If any provision or provisions of this Agreement (or any portion thereof) shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable. If Indemnitee is not wholly successful in any Proceeding or in the defense of any claim, issue or matter therein, but is successful on the merits or otherwise as to one or more but less than all claims, issues, or matters, the Company shall indemnify Indemnitee against all Expenses incurred by or on behalf of such Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this paragraph 12.1, the term "successful on the merits or otherwise" shall include, but not be limited to, (i) any termination, withdrawal or dismissal (with or without prejudice) of any action against Indemnitee without any express finding of liability or guilt against Indemnitee, or (ii) the settlement of any action, pursuant to which Indemnitee pays less than $10,000.

          12.2    Identical Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart, signed by the party against whom enforceability is sought, needs to be produced to evidence the existence of this Agreement.

          12.3    Interpretation of Agreement.    It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent not now or hereafter prohibited by law.

          12.4    Headings.    The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          12.5    Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be effective unless executed in writing.

          12.6    Notices.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when (a) delivered in person (by express courier or otherwise) and receipted for by the party to whom said notice or other communication shall have been directed; (b) received by telegraphic or other electronic means (including facsimile, telecopy, telex and e-mail) with confirmation of transmission by the transmitting equipment or (c) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, as follows:

If to Indemnitee:	David A. Hentschel 2121 S. Yorktown, #1301 Tulsa, OK 74114
If to the Company:	Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, CO 80203 Attn: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

          12.7    Governing Law, Venue and Consent to Jurisdiction.    This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Subject to Indemnitee's rights under paragraph 7.1 and the final two sentences of this paragraph 12.7, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. Notwithstanding the foregoing, Indemnitee may, in Indemnitee's sole discretion, elect to bring any action or proceeding arising out of or in connection with this Agreement in any federal or state court located in the State of Colorado. If Indemnitee makes such election, the Company hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of such state or federal court located in the State of Colorado (the "Colorado Court") for purposes of any action or proceeding arising out of or in connection with this Agreement, (ii) waives any objection to the laying of venue of any such action or proceeding in such Colorado Court, and (iii) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in such Colorado Court has been brought in an improper or inconvenient forum.

          12.8    Entire Agreement.    This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understanding between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Sections 3 and 8 hereof.

        [The remainder of this page has been left intentionally blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:
CIMAREX ENERGY CO.
By:	/s/ F. H. Merelli
Name:	F. H. Merelli
Title:	Chief Executive Officer and President
INDEMNITEE:
/s/ David A. Hentschel
Name:	David A. Hentschel

        [Signature Page to Indemnification Agreement]

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  EXHIBIT 10.23
RECITALS